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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          August 6, 1998
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                             TRANSMEDIA NETWORK INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                     0-4028              84-6028875
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(State or other jurisdiction      (Commission File       (IRS Employer
     of incorporation)                 Number)        Identification No.)

         11900 Biscayne Boulevard, Suite 460, Miami, Florida       33181
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              (Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:  (305) 892-3300
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                            Total Number of Pages: 3

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ITEM 5.  Other Events

         On July 16, 1998, the Registrant entered into a non-binding letter of intent with Reunion Group, Inc., a Florida corporation ("Reunion Group"), for the sale to the Registrant of substantially all of the assets of Reunion Group. The consideration will include 950,000 shares of the Registrant's common stock, par value $.02 per share, and the assumption of certain indebtedness of Reunion Group up to $1.3 million in the aggregate. Stephen J. Halmos, chief executive officer of Reunion Group, is a stockholder of the Registrant.

         Consummation of the proposed transaction is subject to various conditions including, among others, the execution of a definitive purchase agreement by the parties.

                               (Page 3 of 3 Pages)

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRANSMEDIA NETWORK INC.

Date:  August 21, 1998                      By: /s/ Stephen E. Lerch
                                                -----------------------------
                                                Stephen E. Lerch
                                                Executive Vice President and
                                                Chief Financial Officer

                               (Page 3 of 3 Pages)